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                                                                   EXHIBIT 10.32
                           COMMERCIAL LEASE AGREEMENT

THIS LEASE is made this 31st day of December, 2003, by and between Ekelund Properties, LLC (hereinafter called "Lessor") and Genius Products, Inc. (hereinafter called "Lessee"), and replaces and supercedes the sublease agreement dated May 1st, 2003, between Lessor and Lessee.

                                   WITNESSETH:

1.          PREMISES:
            Lessor does hereby lease to Lessee that certain portion of the building known as 270 Water Street, Excelsior, Minnesota presently occupied by Lessee ("Premises") consisting of approximately 1,300 square feet.

2.          TERM:
            Lessee is hereby entitled to lease the Premises on a one-year basis until this Lease is terminated by either party. Lessor and Lessee shall each be entitled to terminate this Lease at any time, for any or no reason, by providing written notice of the termination to the other party at least 60 days prior to the termination date.

3.          RENT, DEPOSIT AND LATE PAYMENT:
            Lessee covenants and agrees to pay Lessor, at the offices of Lessor, or to such other party or at such other place as Lessor may hereafter designate in writing, a base monthly rent in the amount of Twelve Hundred Dollars ($1,200.00). The base monthly rent for each month of the Lease term shall be paid in advance on the first day of each month.

            Lessee acknowledges that late payment by Lessee to Lessor of any rent or other sum due hereunder will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which would be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges imposed on Lessor by the terms of any mortgage or trust deed covering the Premises. Therefore, in the event Lessee should fail to pay any installment of rent or any other sum due hereunder after such amount is due, Lessee shall pay to Lessor on the first day of each month, in addition to rent and any other sum due hereunder, a late charge equal to five percent (5%) of all unpaid amounts due and owing. A fifty dollar ($50.00) charge will also be paid by Lessee to the Lessor for each returned check.

                                                            Lessor  JE
                                                                   ----
                                                            Lessee  MM
                                                                   ----





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4.          COMMON AREAS:
            If the Premises is part of a building occupied by other tenants, Lessee agrees to conform to Lessor's rules and regulations pertaining to the parts of the building that are in common use by other tenants.

5.          REPAIRS AND MAINTENANCE:
            Lessee shall, at its own expense and at all times, keep the Premises neat, clean and in a sanitary condition, and keep and use the Premises in accordance with applicable laws, ordinances, rules, regulations and requirements of any governmental authorities. Lessee shall permit no waste, damage or injury to the Premises.

            Except for the roof, exterior walls and foundations, which are the responsibility of the Lessor, Lessee shall make such repairs as necessary to maintain the Premises in as good condition as it is now, reasonable use and wear and damage by fire and other casualty excepted. Lessee shall make all repairs to the Premises reasonably requested by the Lessor.

6.          ACCIDENTS AND LIABILITY:
            Lessor and its agents shall not be liable for any injury or damage to person or property sustained, by Lessee or others, in and about the Premises. Lessee agrees to defend and hold Lessor and its agents harmless from any claim, action, award, settlement and/or judgment for damages to property or injury to person suffered or alleged to be suffered on the Premises by any person, firm or corporation.

7.          USE:
            Lessee shall use the Premises for its general business operations, and for no other purposes without written consent of Lessor. In the event Lessee's use of the Premises increases Lessor's fire or other liability insurance rates on the building of which the Premises is a part, Lessee agrees to pay for such increase.

8.          LIENS AND SOLVENCY:

            Lessee shall keep the Premises free from any liens arising out of any work performed for, materials furnished to or obligations incurred by Lessee and shall defend and hold Lessor harmless against the same. In the event Lessee becomes insolvent or bankrupt, or if a receiver, assignee or other liquidating officer is appointed for the business of Lessee, Lessor may immediately terminate this Lease at its option.

                                                            Lessor  JE
                                                                   ----
                                                            Lessee  MM
                                                                   ----

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9.          SUBLETTING OR ASSIGNMENT:
            Lessee shall not sublet the whole or any part of the Premises, nor assign this Lease, without the written consent of Lessor. This Lease shall not be assignable by operation of law.

10.         ACCESS:
            Lessor shall have the right to enter the Premises at all reasonable times for the purpose of inspection or of making repairs, additions or alterations and shall have the right to enter and show the Premises to prospective tenants during the sixty (60) days prior to the termination of the Lease.

            Lessor shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises, excluding Lessee's vaults, safes and files, and Lessor shall have the right to use any and all means which Lessor may deem proper to open said doors in an emergency in order to obtain entry to the Premises without liability to Lessee, and any entry to the Premises obtained by Lessor by such means, or otherwise, shall not under any circumstances be construed or deemed to be a forceable or unlawful entry, or a detainer of the Premises, or an eviction of Lessee from the Premises or any portion thereof.

11.         DAMAGE OR DESTRUCTION:
            In the event the Premises is rendered untenantable in whole or in part by fire, elements, or other casualty, Lessor may elect, at its option, not to restore or rebuild the Premises and shall so notify Lessee, in which event Lessee shall vacate the Premises and this Lease shall be immediately terminated; or in the alternative, Lessor shall notify Lessee, within thirty (30) days after such casualty, that Lessor will undertake to restore or rebuild the Premises, in which event the Lease may be immediately terminated at Lessee's option by written notice to Lessor within ten (10) days after receiving such notice from the Lessor. During the period of untenantability, Lessee's rent shall abate in the same ratio as the portion of the Premises rendered untenantable bears to the whole of the Premises.

12.         SIGNS:
            All signs or symbols placed by Lessee upon the windows and doors of the Premises, or upon any exterior part of the Premises, shall be subject to Lessor's prior written consent. Lessor may demand the removal of signs which are not so approved, and Lessee's failure to comply with said request within five (5) days of Lessor's demand will constitute a breach of this paragraph and will entitle Lessor to immediately terminate this Lease, or in lieu thereof, to cause the sign to be removed and the Premises repaired at the sole expense of the Lessee. At the termination of this Lease, Lessee will remove all signs placed by it upon the Premises, and will repair at its sole expense any damage caused by such removal.

                                                            Lessor  JE
                                                                   ----
                                                            Lessee  MM
                                                                   ----

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13.         ALTERATIONS:
            After prior written consent of Lessor, Lessee may make alterations, additions and improvements in and to the Premises, at its sole expense. As a part of Lessor's consent, Lessor may require Lessee to store during the term of this Lease, at Lessee's sole expense, any part of the Premises that is removed by Lessee in order to make any alteration, addition or improvement. In the performance of such work, Lessee agrees to comply with all laws, ordinances, rules and regulations of any proper public authority, and to defend and hold Lessor harmless from damage, loss or expense related to or arising from such work. Upon Lessor's request, or with Lessor's written consent, Lessee shall remove such alterations, additions and improvements and restore the Premises to its original condition not later than the termination date, at Lessee's sole expense. Any alterations, additions and improvements not so removed shall remain in and be surrendered with the Premises as a part thereof. Trade fixtures may be removed at Lessee's sole expense, provided that Lessee shall restore the Premises to its original condition or pay for any damage caused by such removal.

14.         CONDEMNATION:
            In the event a substantial part of the Premises is taken by the right of eminent domain, or is purchased by the condemnor in lieu thereof, so as to render the remaining Premises untenantable, then this Lease shall be terminated as of the time of taking at the option of either party. In the event of a partial taking which does not render the whole Premises untenantable, Lessee's rent shall be reduced in direct proportion to the taking. Lessee shall have no claim to any portion of the compensation for the taking of the land or building.

15.         TAXES, INSURANCE, MAINTENANCE: Not applicable to Lessee.

16.         DEFAULT AND RE-ENTRY:
            If Lessee shall fail to keep and perform any of the covenants and agreements herein contained and such failure continues for thirty
            (30) days after Lessee receives written notice from Lessor, unless appropriate action has been taken by Lessee in good faith to cure such failure, Lessor may immediately terminate this Lease and re-enter the Premises.

17.         REMOVAL OF PROPERTY:
            In the event Lessor lawfully re-enters the Premises as provided herein, Lessor shall have the right, but not the obligation, to remove all personal property located therein and to place such property in storage at the sole expense and risk of Lessee.

                                                            Lessor  JE
                                                                   ----
                                                            Lessee  MM
                                                                   ----

                                       4





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18.         COST AND ATTORNEYS' FEES:
            If, by reason of any default or breach on the part of either party in the performance of any of the provisions of this Lease, a legal action is instituted, the losing party agrees to pay all reasonable costs and attorneys' fees of the prevailing party in connection therewith. It is agreed that the venue of any legal action brought under the terms of this Lease shall be in the county in which the Premises is situated.

19.         SUBORDINATION:
            Lessee agrees that this Lease shall be subordinated to any mortgages or deeds of trust placed on the land on which the Premises is situated, provided that in the event of foreclosure, if Lessee is not then in default and agrees to attorn to the mortgagee or the beneficiary under any deed of trust, such mortgagee or beneficiary shall recognize Lessee's right of possession under the terms of this Lease.

20.         NO WAIVER OF COVENANTS:
            Any waiver by either party of any breach of this Lease by the other party shall not be considered a waiver of any future similar breach. This Lease contains all the agreements between the parties, and there shall be no modification of this Lease or the agreements contained herein except by written instrument signed by both parties.

21.         SURRENDER OF PREMISES:

            Lessee agrees, upon termination of this Lease, to peacefully quit and surrender the Premises without notice, to leave the Premises neat and clean and to deliver all keys to the Premises to Lessor.

22.         HOLDING OVER:

            If Lessee shall hold over after the termination of this Lease by Lessor, Lessee shall remain bound by all the covenants and agreements herein, with increased rent to be determined by Lessor.

23.         BINDING ON HEIRS, SUCCESSORS AND ASSIGNS:

            The covenants and agreements of this Lease shall be binding upon the heirs, executors, administrators, successors and assigns of both parties, except as hereinabove provided.

                                                            Lessor  JE
                                                                   ----
                                                            Lessee  MM
                                                                   ----

                                       5





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24.         NOTICE:
            Any notice required to be given by either party to the other party shall be personally delivered or deposited in the United States mail, postage prepaid, addressed to the Lessor at:

                                    Ekelund Properties, LLC
                                    Attn: Julie Ekelund
                                    5135 Meadville Street
                                    Greenwood, MN  55331

            or to Lessee at:

                                    Genius Products, Inc.
                                    Attn:  Michael Meader
                                    740 Lomas Santa Fe, Suite 210
                                    Solana Beach, CA 92075

            or at such other address as either party may designate to the other party in writing from time to time.

25.         PARKING:
            Parking in the back of 274 Water Street is restricted to two-hour parking. For long-term parking (more than two-hour) Lessee is required to park across the parking lot, near the library.

26.         TIME IS OF THE ESSENCE FOR THIS LEASE.

IN WITNESS WHEREOF, the parties hereto have executed this Lease effective as of the date first above written.

LESSOR                                          LESSEE

Ekelund Properties, LLC                         Genius Products, Inc.

By:    /S/  JULIE EKELUND                       By: /S/  MICHAEL MEADER
     ----------------------------------------       ----------------------------
            Julie Ekelund, Authorized Officer       Michael Meader, President

                                                            Lessor  JE
                                                                   ----
                                                            Lessee  MM
                                                                   ----

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